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                                                                    EXHIBIT 23.1

                [ROSENBERG RICH BAKER BERMAN & COMPANY LETTERHEAD]

          380 Foothill Road o P.O. Box 6483 o Bridgewater, NJ 08807-0483
                     Phone: 908-231-1000 o FAX: 908-231-6894
                  Website: www.rrbb.com o E-Mail: infor@rrbb.com


               Consent of Independent Certified Public Accountants

         We consent to the use in this Registration Statement on form SB-2 of our report dated November 3, 2003, relating to the financial statements of Conolog Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                           ROSENBERG RICH BAKER BERMAN & COMPANY


Bridgewater, New Jersey
September 16, 2004